Exhibit 99.1
FOR IMMEDIATE RELEASE
AMB PROPERTY CORPORATION® ANNOUNCES FIRST QUARTER 2008 RESULTS
14% year-over-year FFO per share growth, driven by strong operating fundamentals
SAN FRANCISCO, April 16, 2008 — AMB Property Corporation® (NYSE:AMB), a leading global developer and owner of industrial real estate, today reported results for the first quarter of 2008. Funds from operations per fully diluted share and unit (“FFOPS”) was $0.65 for the first quarter of 2008, as compared to $0.57 for the same quarter in 2007. Net income available to common stockholders per fully diluted share (“EPS”) for the first quarter of 2008 was $0.39, as compared to $0.23 for the same quarter in 2007.
“AMB’s first quarter results were solid. Our performance demonstrates the underlying resiliency and strength of a business model that places distribution facilities in locations vital to the global supply chain, as well as highlights the ability of our global leadership teams to execute within a challenging economic environment,” said Hamid R. Moghadam, AMB chairman and CEO. “Coming off of a few years of record growth, trade flows into the U.S. have moderated. At the same time, exports from the U.S. have increased, and preliminary data for the first few months of 2008 indicates that trade flows between Europe and Asia are growing, as well. Discussions with our global customers support our view that, over the long term, the power of global trade will continue to drive demand for highly functional distribution space, particularly in the world’s major gateway markets.”
Owned and Managed Portfolio Operating Results
AMB’s operating portfolio was 94.8% occupied at March 31, 2008. The average occupancy rate for the quarter was 94.9%, unchanged from the same quarter in 2007. Benefiting primarily from higher rent levels, cash-basis same store net operating income in the first quarter of 2008 increased 7.3% over the same period in 2007, excluding the effects of lease termination fees. For the trailing four quarters ended March 31, 2008, average rents on lease renewals and rollovers in AMB’s operating portfolio increased 4.2%, following an average increase of 4.9% for the trailing four quarters ended December 31, 2007.
“While general market fundamentals in the U.S. have softened, key operating performance metrics in our global portfolio have remained relatively healthy, reflecting the sustained demand for industrial distribution space in markets essential to global trade,” added Mr. Moghadam. “First quarter 2008 marked AMB’s seventh consecutive quarter of rent increases on rollovers and the tenth of same store NOI growth. Notably, our leasing activity during and subsequent to the quarter exceeded the pace during the same period in the prior two years, placing us in a good position to realize continued growth from our global portfolio and operations.”

Investment Activity
During the quarter, the company commenced development on 1.1 million square feet of industrial distribution space with an estimated total investment of $85.2 million. At quarter end, AMB’s development pipeline, which includes investments held through unconsolidated joint ventures, totaled 18.2 million square feet globally, with an estimated total investment of $1.8 billion, approximately 68% of which is outside the United States.
The company’s development business includes contributions of stabilized properties to affiliated private capital co-investment ventures or sale of projects to third parties. During the first quarter, AMB contributed or sold 1.3 million square feet in the Americas and Europe, including contributions to two of its co-investment ventures, for an aggregate price of $155.8 million.
Expanding the company’s presence in several target markets in the Americas, Europe and Asia, AMB acquired seven industrial properties during the quarter, including three airport-related facilities in London, Singapore and Seoul, for an aggregate acquisition cost of $244.9 million.
Financing Activities
Demonstrating the strength of the company’s balance sheet and its financial flexibility, AMB Property, L.P. accessed the debt market and entered into a $325 million unsecured term loan during the quarter at LIBOR plus 100 basis points. At March 31, 2008, AMB’s share of total debt to total market capitalization was less than 40%.
Share Repurchases
During the quarter, the company repurchased 1,765,591 shares of its common stock for an aggregate price of $87.7 million, or at a weighted average price of $49.64 per share. Approximately $112.3 million of capacity remains under the company’s current stock repurchase program.
2008 FFO Guidance
The company confirms its previous full year 2008 FFO guidance of $3.85 to $4.05 per share and full year 2008 EPS guidance of $2.80 to $3.00 per share.
Annual Meeting of Stockholders
The Annual Meeting of Stockholders will be held on Thursday, May 8, 2008 at 2:00 p.m. PDT. Stockholders are invited to attend the meeting at the company’s global headquarters located at Pier 1, Bay 1, in San Francisco, California. The proxy statement, Annual Report to Stockholders, voting materials and meeting information were mailed on or about March 27, 2008.
Supplemental Earnings Measure
Included in the footnotes to the company’s attached financial statements is a discussion of why management believes FFOPS is a useful supplemental measure of operating performance, ways in which investors might use FFOPS when assessing the company’s financial performance and FFOPS’s limitations as a measurement tool. Reconciliation from net income to funds from operations and FFOPS is provided in the attached tables and published in the company’s quarterly supplemental analyst package, available on the company’s website at www.amb.com.
The company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the company considers cash-basis same store net operating income (SSNOI) to be a useful supplemental measure of its operating performance. Properties that are considered part of the same store pool include all properties that were owned as of the end of both the current and prior year reporting periods and exclude development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2006. In deriving SSNOI, the company defines NOI as rental revenues (as calculated in accordance with GAAP), including reimbursements, less straight-line rents, amortization of lease intangibles, and property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. The company considers SSNOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the company believes that SSNOI helps the investing public compare the company’s operating performance with that of other companies. While SSNOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating the company’s liquidity or operating performance. SSNOI also does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact its results from operations. Further, the company’s computation of SSNOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SSNOI. Reconciliation from net income to SSNOI is published in the company’s quarterly supplemental analyst package, available on the company’s website at www.amb.com.
“Owned and managed” is defined by the company as assets in which the company has at least a 10% ownership interest, is the property or asset manager, and which it intends to hold for the long-term.
Conference Call Information
The company will host a conference call to discuss its first quarter 2008 results on Wednesday, April 16, 2008 at 1:00 PM EDT. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing 877 447 8218 (from the U.S. and Canada) or +1 706 643 7823 (from all other countries) and using reservation code 40931191. A webcast can be accessed through a link titled “Q1 2008 Earnings Conference Call” located on the home page of the company’s website at www.amb.com.
If you are unable to listen to the live conference call, a telephone and webcast replay will be available after 3:00 PM EDT on Wednesday, April 16, 2008 until 8:00 PM EDT on Friday, May 16, 2008. The telephone replay can be accessed by dialing 800 642 1687 (from the U.S. and Canada) or +1 706 645 9291 (from all other countries) and using reservation code 40931191. The webcast replay can be accessed through the link on the company’s website at www.amb.com.

AMB Property Corporation.® Local partner to global trade.™
AMB Property Corporation® is a leading global developer and owner of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of March 31, 2008, AMB owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 150.2 million square feet (14.0 million square meters) in 45 markets within 14 countries. AMB invests in properties located predominantly in the infill submarkets of its targeted markets. The company’s portfolio is comprised of High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.
AMB’s press releases are available on the company website at www.amb.com or by contacting the Investor Relations department at +1 415 394 9000.
Some of the information included in this press release contains forward-looking statements such as those related to continued demand for our product, occupancy levels, leasing velocity, rental rate growth, trade volume growth, future competitive advantages, increasing valuations, our development projects (including completion, timing of stabilization, our ability to lease such projects, square feet at stabilization or completion, costs and total investment amounts), our ability to grow our private capital business (including raising equity capital and contributions to such funds), returns on invested capital and source of investment opportunities, and our ability to accomplish future business plans (such as expansion into additional markets and of our platform generally), our ability to access credit markets and enter into credit agreements, our ability to buy back common shares of AMB stock and to meet our forecasts (including our FFO and EPS guidance) and business goals, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward- looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants or renewal at lower than expected rent, increased interest rates and operating costs or greater than expected capital expenditures, our failure to obtain necessary outside financing, re-financing risks, risks related to our obligations in the event of certain defaults under joint venture and other debt, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development, redevelopment, value-added conversion and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, failure to maintain our current credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, risks of opening offices globally, risks of changing personnel and roles, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2007.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	March 31, 2008	December 31, 2007
Assets
Investments in real estate
Total investments in properties	$6,885,735	$6,709,545
Accumulated depreciation	(941,413)	(916,686)

Net investments in properties	5,944,322	5,792,859
Investments in unconsolidated co-investment ventures	366,385	356,194
Properties held for contribution, net	559,131	488,339
Properties held for divestiture, net	42,893	40,513

Net investments in real estate	6,912,731	6,677,905
Cash and cash equivalents and restricted cash	322,489	250,416
Accounts receivable, net	181,910	184,270
Other assets	272,124	149,812

Total assets	$7,689,254	$7,262,403

Liabilities and stockholders’ equity
Secured debt	$1,452,416	$1,471,087
Unsecured senior debt	1,003,435	1,003,123
Unsecured credit facilities	960,479	876,105
Other debt	569,844	144,529
Accounts payable and other liabilities	321,978	306,196

Total liabilities	4,308,152	3,801,040
Minority interests
Co-investment venture partners	512,573	517,572
Preferred unitholders	77,561	77,561
Limited partnership unitholders	100,134	102,278

Total minority interests	690,268	697,411
Stockholders’ equity
Common equity	2,467,422	2,540,540
Preferred equity	223,412	223,412

Total stockholders’ equity	2,690,834	2,763,952

Total liabilities and stockholders’ equity	$7,689,254	$7,262,403

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Quarters ended March 31,
	2008	2007
Revenues
Rental revenues	$166,563	$158,580
Private capital revenues(1)	9,923	5,925

Total revenues	176,486	164,505

Costs and expenses
Property operating costs	(46,171)	(43,686)
Depreciation and amortization	(41,669)	(40,454)
General and administrative	(35,153)	(29,854)
Fund costs	(222)	(241)
Impairment losses	—	(257)
Other expenses	92	(912)

Total costs and expenses	(123,123)	(115,404)

Other income and expenses
Development gains, net of taxes	17,820	12,192
Gains from sale or contribution of real estate interests, net	19,967	136
Equity in earnings of unconsolidated co-investment ventures	2,928	2,113
Other income	4,436	5,507
Interest expense, including amortization	(30,928)	(34,395)

Total other income and expenses	14,223	(14,447)

Income from operations before minority interests	67,586	34,654

Minority interests’ share of income
Co-investment venture partners’ share of income	(18,944)	(7,192)
Co-investment venture partners’ and limited partnership unitholders’ share of development gains	(4,741)	(595)
Preferred unitholders	(1,432)	(3,699)
Limited partnership unitholders	(979)	(356)

Total minority interests’ share of income	(26,096)	(11,842)

Income from continuing operations	41,490	22,812

Discontinued operations
Income attributable to discontinued operations, net of minority interests	41	2,834
Gains from disposition of real estate, net of minority interests	1,401	36

Total discontinued operations	1,442	2,870

Net income	42,932	25,682
Preferred stock dividends	(3,952)	(3,952)

Net income available to common stockholders	$38,980	$21,730

Net income per common share (diluted)	$0.39	$0.23

Weighted average common shares (diluted)	99,789	95,099

(1)	Includes incentive distributions for 2008 of $1.0 million for the dissolution of AMB Erie co-investment venture.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS(1)
(in thousands, except per share data)

	For the Quarters ended March 31,
	2008	2007
Net income available to common stockholders	$38,980	$21,730
Gains from sale or contribution of real estate, net of minority interests	(21,368)	(172)
Depreciation and amortization
Total depreciation and amortization	41,669	40,454
Discontinued operations’ depreciation	4	571
Non-real estate depreciation	(1,634)	(1,177)
Adjustments to derive FFO from consolidated co-investment ventures
Co-investment venture partners’ minority interests (Net income)	18,944	7,192
Limited partnership unitholders’ minority interests (Net income)	979	356
Limited partnership unitholders’ minority interests (Development profits)	528	583
Discontinued operations’ minority interests (Net income)	390	78
FFO attributable to minority interests	(16,576)	(16,304)
Adjustments to derive FFO from unconsolidated co-investment ventures
AMB’s share of net income	(2,928)	(2,113)
AMB’s share of FFO	8,862	5,675

Funds from operations	$67,850	$56,873

FFO per common share and unit (diluted)	$0.65	$0.57

Weighted average common shares and units (diluted)	103,767	99,777

(1)	Funds From Operations (“FFO”) and Funds From Operations Per Share and Unit (“FFOPS”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, or FFO, and FFO per share and unit, or FFOPS, to be useful supplemental measures of its operating performance. AMB defines FFOPS as FFO per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO as net income, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO of consolidated and unconsolidated joint ventures. AMB does not adjust FFO to eliminate the effects of non-recurring charges. AMB includes the gains from development, including those from value added conversion projects, before depreciation recapture, as a component of FFO. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in FFO. However, AMB’s interpretation of FFO or FFOPS may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from National Association of Real Estate Investment Trusts’ (NAREIT) definition, and may not be comparable to FFO or FFOPS reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does.

In connection with the formation of a co-investment venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO.

AMB believes that FFO and FFOPS are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, FFO and FFOPS are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income, as defined by U.S. GAAP. AMB believes that the use of FFO and FFOPS, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers FFO and FFOPS to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO and FFOPS can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, these measures do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. FFO and FFOPS also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are FFO or FFOPS necessarily indicative of cash available to fund AMB’s future cash requirements.

The following table reconciles projected FFO from projected net income for the year ended December 31, 2008:

	2008
	Low	High

Projected net income	$2.70	$2.90
AMB’s share of projected depreciation and amortization	1.46	1.48
AMB’s share of projected gains on disposition of operating properties	(0.23)	(0.25)
Impact of additional dilutive securities, other, rounding	(0.08)	(0.08)

Projected Funds From Operations (FFO)	$3.85	$4.05

Amounts are expressed per share, except FFO which is expressed per unit.

AMB CONTACTS

Margan S. Mitchell		Rachel E. M. Bennett
Vice President, Corporate Communications		Director, Media Relations
Direct	+1 415 733 9477	Direct	+1 415 733 9532
Fax	+1 415 477 2177	Fax	+1 415 477 9532
Email	mmitchell@amb.com	Email	rbennett@amb.com

Tracy A. Ward
Director, Investor Relations
Direct	+1 415 733 9565
Fax	+1 415 477 9565
Email	tward@amb.com